As filed with the Securities and Exchange Commission on September 24, 2004
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Mission Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0437769 (I.R.S. Employer Identification No.)

1331 Lamar, Suite 1455 Houston, Texas 77010-3039 (713) 495-3000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Robert L. Cavnar
Chairman of the Board, President and
Chief Executive Officer
Mission Resources Corporation
1331 Lamar, Suite 1455
Houston, Texas 77010-3039
(713) 495-3000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Robert G. Reedy

Porter & Hedges, L.L.P.
700 Louisiana, 35th Floor
Houston, Texas 77002
Telephone: (713) 226-0674
Telecopy: (713) 226-0274

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum Aggregate	Amount of
Title of Each Class of Securities to Be Registered(1)	Offering Price(2)	Registration Fee

Debt Securities(3)
Common Stock, par value $.01 per share(4)
Preferred Stock, par value $.01 per share
Depositary Shares(5)
Warrants
Purchase Contracts
Units
Guarantees of the Debt Securities, Warrants, Purchase Contracts and Units(6)

Total	$150,000,000	$19,005

(1)	The securities registered consist of $150,000,000 of an indeterminate number or amount of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts, Units and Guarantees, as may be issued from time to time at indeterminate prices. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $150,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. This registration statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder.
(2)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	If any Debt Securities are issued at an original issue discount, then the offering price of the Debt Securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $150,000,000 less the offering price of any security previously issued hereunder.
(4)	Includes one preferred share purchase right (the “Rights”) for each share of common stock. Pursuant to Rule 457(g) of the Securities Act, no separate fee is payable in connection with the Rights.
(5)	Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a deposit agreement. In the event that the registrant elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing the fractional interests and the shares of Preferred Stock will be issued to the depositary under the deposit agreement.
(6)	Pursuant to Rule 457(n), no separate fee is payable in connection with the Guarantees.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS*

      The following subsidiaries of Mission Resources Corporation are co-registrants under this registration statement.

Jurisdiction of
	Incorporation or	I.R.S. Employer
Name	Organization	Identification Number

Black Hawk Oil Company	Delaware	76-2165711
Mission Holdings LLC	Delaware	80-0021967
Mission E&P Limited Partnership	Texas	75-2526762

*	The address for each of the co-registrants is c/o Mission Resources Corporation, 1331 Lamar, Suite 1455, Houston, Texas 77010-3039, telephone (713) 495-3000.

      The name and address, including zip code, of the agent for service for each of the co-registrants is Robert L. Cavnar, 1331 Lamar, Suite 1455, Houston, Texas 77010-3039. The telephone number, including area code, of the agent for service for each of the co-registrants is (713) 495-3000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 2004

PROSPECTUS

Mission Resources Corporation

$150,000,000

Debt Securities

Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units

        We may offer from time to time debt securities, shares of our common stock, shares of our preferred stock, depositary shares, warrants, purchase contracts and units.

      The aggregate initial offering price of the securities that we offer will not exceed $150,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

      Our common stock is quoted on The Nasdaq Stock Market under the symbol “MSSN.” The last reported sale price of our common stock on September 23, 2004 was $6.11 per share.

      We will provide the specific terms of the offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

       Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 3 of this prospectus.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission under a “shelf” registration process. This prospectus provides you with a general description of the offered securities. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

MISSION RESOURCES CORPORATION

      Mission Resources Corporation is an independent oil and gas exploration and production company headquartered in Houston, Texas. We drill for, acquire, develop and produce natural gas and crude oil primarily in the Permian Basin (in West Texas and Southeast New Mexico), along the Texas and Louisiana Gulf Coast and in both the state and federal waters of the Gulf of Mexico. As used in this prospectus, the terms “we,” “us,” “our” and “Mission” mean Mission Resources Corporation, a Delaware corporation, and its subsidiaries and predecessors, unless the context indicates otherwise.

      Our principal executive office is located at 1331 Lamar, Suite 1455, Houston, Texas 77010-3039, and our phone number is (713) 495-3000.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in and incorporated by reference into this prospectus are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of existing capital sources, our highly leveraged capital structure, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. Although we believe that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. We cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

      When used in this prospectus, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons, including those discussed under “Risk Factors” and elsewhere in this prospectus.

      You should read these statements carefully because they discuss our expectations about our future performance, contain projections of our future operating results or our future financial condition, or state other “forward-looking” information. Before you invest in the offered securities, you should be aware that the occurrence of any of the contingent factors described under “Risk Factors” could substantially harm our business, results of operations and financial condition. Upon the occurrence of any of these events, you could lose all or part of your investment.

      We cannot guarantee any future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update any of the forward-looking statements in this prospectus after the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission, also known as the Commission. These reports, proxy statements and other information can be inspected and copied at the Commission’s Public Reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. Mission maintains an Internet site at www.mrcorp.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus.

      We have filed a registration statement with the Commission on Form S-3 (including any amendments thereto, known as the registration statement) under the Securities Act of 1933 with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. You may refer to the registration statement and the exhibits and schedules thereto for more information about the offered securities and us. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document so filed. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents, which have previously been filed by us with the Commission under the Exchange Act, are incorporated herein by reference:

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2003 (File No. 000-09498).

•	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004 (File No. 000-09498).

•	A description of our capital stock contained in our current report on Form 8-K filed on June 7, 2004 (File No. 000-09498).

•	Our current reports on Form 8-K filed on January 15, 2004, February 3, 2004, February 11, 2004, February 26, 2004 (two reports of the same date), March 16, 2004 (two reports of the same date), March 30, 2004, April 1, 2004, April 8, 2004, as amended by the Form 8-K/ A filed on April 15, 2004, April 15, 2004, May 4, 2004, May 6, 2004, May 19, 2004, June 7, 2004, June 10, 2004, June 30, 2004, July 20, 2004, July 28, 2004, July 30, 2004, August 5, 2004 and September 9, 2004 (File No. 000-09498) (excluding any information furnished pursuant to Item 9 or Item 12 (prior to August 23, 2004) or Item 2.02 or Item 7.01 on or after August 23, 2004) of any such current report on Form 8-K).

      All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      This prospectus incorporates documents by reference that are not delivered herewith. Copies of these documents, other than the exhibits thereto (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to Ann Kaesermann, Vice President — Accounting and Investor Relations, Chief Accounting Officer, at 1331 Lamar, Suite 1455, Houston, Texas 77010-3039, or at (713) 495-3000.

RISK FACTORS

      An investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below and the other information in this prospectus, including our financial statements and related notes, before deciding to invest in our securities. If any of the following risks or uncertainties actually occurs, our business, financial condition and operating results would likely suffer. In that event, the market price of the offered securities could decline and you could lose all or part of the money you paid to buy our securities.

Risks Related to Financing Our Business

If we are not able to fund our planned capital expenditures, our cash flow from operations will decrease.

      We make, and will need to continue to make, substantial capital expenditures for the development, exploration, acquisition and production of oil and gas reserves. Our capital expenditures were $35.4 million, $21.4 million, and $72.2 million for the years ended December 31, 2003, 2002 and 2001, respectively. Using estimated prices of $40.00 per Bbl and $5.75 per Mmbtu, we believe that we will spend more than $50.0 million on capital expenditures in 2004 without incurring additional indebtedness, not including the $30.2 million used to acquire the Jalmat field. Historically, we have financed these expenditures primarily with cash flow from operations, the issuance of bonds or bank credit facility borrowings, the issuance of our common stock, or the sale of oil and gas properties. Our current primary sources of liquidity are cash flow from operations, credit facility borrowings, and sales of oil and gas properties. Natural gas and oil prices, the timing of our drilling program and drilling results have a significant impact on the cash flows available for capital expenditures and our ability to borrow and raise additional capital. Lower prices and/or lower production may decrease revenues and cash flows, thus reducing the amount of financial resources available to meet our capital requirements.

      The borrowing base under our new senior secured revolving credit facility will be determined from time to time by our lenders, consistent with their customary oil and gas lending practices. Reductions in estimates of our natural gas and oil reserves could result in a reduction in our borrowing base, which would reduce the amount of financial resources available to meet our capital requirements. Such a reduction could be the result of lower pricing or production, inability to drill or unfavorable drilling results, changes in oil and gas reserve engineering, our lenders’ inability to agree to an adequate borrowing base, or adverse changes in our lenders’ practices regarding estimation of reserves. If revenues or our borrowing base decrease for any of these reasons, our ability to undertake our 2004 exploration and development program could be adversely affected.

We have a highly leveraged capital structure, which limits our financial flexibility.

      We have a highly leveraged capital structure. Although we have significantly reduced the outstanding balance of our indebtedness since December 31, 2002 through a combination of debt repurchases, equity for debt exchanges, the offering and exchange of our 9 7/8% senior notes due 2011, our entry into our new senior secured revolving credit facility and our new second lien term loan, and the repayment of indebtedness, including the repayment of our old credit facility and the redemption of our 10 7/8% senior subordinated notes due 2007, our capital structure remains highly leveraged, which limits our financial flexibility. Our level of indebtedness will have several important effects on our future operations, including:

•	a substantial portion of our cash flow from operations must be dedicated to the payment of interest and will not be available for other purposes;

•	covenants contained in our new senior secured revolving credit facility and our new second lien term loan, require us to meet certain financial tests, and other restrictions, including restrictions in the indenture with respect to our 9 7/8% senior notes, limit our ability to borrow additional funds or dispose of assets and may affect our flexibility in planning for, and reacting to, changes in our business, including possible acquisition activities;

•	our ability to obtain financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be limited;

•	we may have a higher level of debt than some of our competitors, which may put us at a competitive disadvantage;

•	we may be more vulnerable to economic downturns and adverse developments in our industry (especially declines in oil and natural gas prices) or the economy in general; and

•	our level of indebtedness could limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

      Our ability to meet our debt service obligations and to reduce our total indebtedness will be dependent upon future performance, which will be subject to general economic conditions and to financial, business and other factors affecting our operations, many of which are beyond our control. We cannot assure you that our future performance will not be adversely affected by such economic conditions and financial, business and other factors.

We may incur additional indebtedness, which may intensify the risks described above, including our ability to service our indebtedness.

      We may incur additional indebtedness. Although the indenture governing our 9 7/8% senior notes contains restrictions on our incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and under certain circumstances, indebtedness incurred in compliance with these restrictions could be substantial. Also, these restrictions do not prevent us from incurring obligations that do not constitute indebtedness. To the extent new indebtedness is added to our current indebtedness levels, the risks described above could substantially increase.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt obligations could harm our business, financial condition and results of operations.

      Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures will depend on our ability to generate cash from operations in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control, including the prices that we receive for oil and natural gas.

      We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our new senior secured revolving credit facility in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. If our cash flow and capital resources are insufficient to fund our debt obligations, we may be forced to sell assets, seek additional equity or debt capital or restructure our debt. We cannot assure you that any of these remedies could, if necessary, be effected on commercially reasonable terms, or at all. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on acceptable terms. Our cash flow and capital resources may be insufficient for payment of interest on and principal of our debt in the future and any such alternative measures may be unsuccessful or may not permit us to meet scheduled debt service obligations, which could cause us to default on our obligations and could impair our liquidity.

Restrictive debt covenants could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that may be in our best interests.

      Our new senior secured revolving credit facility, our new second lien term loan and the indenture governing our 9 7/8% senior notes contain a number of significant covenants that, among other things, restrict our ability to:

•	dispose of assets;

•	incur or guarantee additional indebtedness and issue certain types of preferred stock;

•	pay dividends on our capital stock;

•	create liens on our assets;

•	enter into sale and leaseback transactions;

•	enter into specified investments or acquisitions;

•	repurchase, redeem or retire our capital stock or subordinated debt;

•	merge or consolidate, or transfer all or substantially all of our assets and the assets of our subsidiaries;

•	engage in specified transactions with affiliates; or

•	other corporate activities.

      Also, our new senior secured revolving credit facility and our new second lien term loan require us to maintain compliance with specified financial ratios and satisfy certain financial condition tests. Our ability to comply with these ratios and financial condition tests may be affected by events beyond our control, and we cannot assure you that we will meet these ratios and financial condition tests. These financial ratio restrictions and financial condition tests could limit our ability to obtain future financings, make needed capital expenditures, withstand a future downturn in our business or the economy in general or otherwise conduct necessary corporate activities. We may also be prevented from taking advantage of business opportunities that arise because of the limitations that the restrictive covenants under our new senior secured revolving credit facility, our new second lien term loan facility and the indenture governing our 9 7/8% senior notes impose on us.

      A breach of any of these covenants or our inability to comply with the required financial ratios or financial condition tests could result in a default under our new senior secured revolving credit facility, our new second lien term loan and our 9 7/8% senior notes. A default, if not cured or waived, could result in acceleration of all of our secured indebtedness and our 9 7/8% senior notes. The accelerated debt would become immediately due and payable. If that should occur, we may not be able to pay all such debt or to borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us.

Hedging production may limit potential gains from increases in commodity prices or result in losses.

      We enter into hedging arrangements from time to time to reduce our exposure to fluctuations in natural gas and oil prices and to achieve more predictable cash flow. These financial arrangements take the form of cashless collars or swap contracts and are placed with major trading counter parties we believe represent minimum credit risks. We cannot assure you that these trading counter parties will not become credit risks in the future. Hedging arrangements expose us to risks in some circumstances, including situations when the other party to the hedging contract defaults on its contract obligations or there is a change in the expected differential between the underlying price in the hedging agreement and actual prices received. These hedging arrangements may limit the benefit we could receive from increases in the prices for natural gas and oil. We cannot assure you that the hedging transactions we have entered into, or will enter into, will adequately protect us from fluctuations in natural gas and oil prices.

We conduct a material portion of our operations through our subsidiaries and may be limited in our ability to access funds from those subsidiaries to service our debt, including our 9 7/8% senior notes.

      We conduct a material portion of our operations through our subsidiaries and depend upon dividends, distributions and other intercompany transfers of funds from our subsidiaries to meet our debt service and other obligations, including our 9 7/8% senior notes. Initially, all our subsidiaries will guarantee our 9 7/8% senior notes. However, any future subsidiary that does not guarantee our 9 7/8% senior notes will not have any obligation to pay amounts due on our 9 7/8% senior notes or to make funds available to us for these payments. In addition, the ability of our subsidiaries to make payments to us may be restricted by, among other things, applicable corporate and other laws, transfer pricing regulations, potentially adverse tax consequences and agreements of our subsidiaries. Although the indenture governing our 9 7/8% senior notes limits the ability of our restricted subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments, the limitations are subject to a number of significant qualifications and exceptions. If we are unable to access the cash flow of our subsidiaries, we may have difficulty meeting our debt obligations.

Risks Related to Our Business and Industry

We may be unable to acquire or develop additional reserves.

      As is generally the case in the oil and natural gas industry, our success depends upon our ability to find, develop or acquire additional oil and natural gas reserves that are profitable to produce. Factors that may hinder our ability to acquire additional oil and natural gas reserves include competition, access to capital, prevailing oil and natural gas prices and the number of properties for sale. If we are unable to conduct successful development activities or acquire properties containing proved reserves, our total proved reserves will generally decline as a result of production. Also, our production will generally decline. If our reserves and production decline then the amount we are able to borrow under our new senior secured revolving credit facility will also decline. We cannot assure you that we will be able to locate additional reserves, that we will drill economically productive wells or that we will acquire properties containing proved reserves.

Market uncertainty and a variety of additional factors beyond our control can create large price fluctuations in response to relatively minor changes in the supply and demand for oil and natural gas, which could result in low commodity prices.

      Prices for oil and gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty and a variety of additional factors beyond our control. These factors include:

•	weather conditions in the United States;

•	the condition of the United States economy;

•	the actions of the Organization of Petroleum Exporting Countries;

•	domestic and foreign governmental regulation;

•	political stability in the Middle East and elsewhere;

•	the foreign supply of oil and gas;

•	the price of foreign imports; and

•	the availability of alternate fuel sources.

      Any substantial and extended decline in the price of oil or gas would have an adverse effect on the carrying value of our proved reserves, our borrowing capacity, our ability to obtain additional capital, and our revenues, profitability and cash flows. Lower prices may also reduce the amount of oil and natural gas that we can produce economically and require us to record ceiling test write-downs.

      Volatile oil and gas prices make it difficult to estimate the value of producing properties in connection with acquisitions and often cause disruption in the market for oil and gas producing properties as buyers and sellers have difficulty agreeing on transaction values. Price volatility also makes it difficult to budget for and project the return on acquisitions and exploitation, development and exploration projects. To attempt to reduce our price risk, we periodically enter into hedging transactions with respect to a portion of our expected future production. We cannot assure you that such transactions will reduce the risk or minimize the effect of any decline in oil or natural gas prices or that such hedges will be available on acceptable conditions.

We may not be able to market all or obtain favorable prices for the oil or gas we produce.

      Our ability to market oil and gas from our wells depends upon numerous domestic and international factors beyond our control, including

•	the extent of domestic production and imports of oil and gas;

•	the proximity of gas production to gas pipelines;

•	the availability of capacity in such pipelines;

•	the demand for oil and gas by utilities and other end users;

•	the availability of alternate fuel sources;

•	the effects of inclement weather;

•	state, federal and international regulation of oil and gas production; and

•	federal regulation of gas sold or transported in interstate commerce.

      We cannot assure you that we will be able to market all of the oil or gas we produce or that we can obtain favorable prices for the oil and gas we produce.

You should not place undue reliance on reserve information because reserve information represents estimates.

      This prospectus incorporates by reference estimates of our oil and gas reserves and the future net cash flows attributable to those reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and cash flows attributable to such reserves, including factors beyond our control and the control of reserve engineers. Reserve engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact manner. The accuracy of an estimate of quantities of reserves, or of cash flows attributable to such reserves, is a function of

•	the available data;

•	assumptions regarding future oil and gas prices and expenditures for future development and exploitation activities; and

•	engineering and geological interpretation and judgment.

      Additionally, reserves and future cash flows may be subject to material downward or upward revisions based upon production history, development and exploitation activities and prices of oil and gas. Actual future production, revenue, taxes, development expenditures, operating expenses, quantities of recoverable reserves and the value of cash flows from such reserves may vary significantly from the assumptions and estimates incorporated by reference in this prospectus. In calculating reserves on a gas equivalent basis, oil was converted to gas equivalent at the ratio of six Mcf of gas to one Bbl of oil. While this ratio approximates the energy equivalency of gas to oil on a Btu basis, it may not represent the relative prices received by us on the sale of our oil and gas production.

      You should not assume that the present value of future net revenues and the other information incorporated by reference in this prospectus is the current market value of our estimated oil and natural gas reserves. In accordance with Commission requirements, the estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the date of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate. Any changes in consumption by natural gas purchasers or in governmental regulations or taxation may also affect actual future net cash flows. The timing of both the production and the expenses from the development and production of oil and natural gas properties will affect the timing of actual future net cash flows from proved reserves and their present value. In addition, the 10% discount factor, which is required by the Commission to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most accurate discount factor. The effective interest rate at various times and the risks associated with our operations or the oil and natural gas industry in general will affect the accuracy of the 10% discount factor.

Lower oil and natural gas prices may cause us to record ceiling test write-downs.

      We use the full cost method of accounting to account for our oil and natural gas operations. Accordingly, we capitalize the cost to acquire, explore for and develop oil and natural gas properties. Under full cost accounting rules, the net capitalized costs of oil and natural gas properties may not exceed a “ceiling limit” which is based upon the present value of estimated future net cash flows from proved reserves, discounted at 10% per annum, plus the lower of cost or fair market value of unproved properties. If net capitalized costs of oil and natural gas properties exceed the ceiling limit, we must charge the amount of the excess to earnings. This is called a “ceiling test write-down.” This charge does not impact cash flow from operating activities, but does reduce our stockholders’ equity. The risk that we will be required to write down the carrying value of oil and natural gas properties increases when oil and natural gas prices are low or volatile. In addition, write-downs may occur if we experience substantial downward adjustments to our estimated proved reserves.

Competition in our industry is intense, and many of our competitors have greater financial, technological and other resources than we have.

      The oil and natural gas industry is highly competitive. We encounter strong competition from other independent operators and from major oil companies in acquiring properties, contracting for drilling equipment and securing trained personnel. Many of these competitors may be able to pay more for desirable leases, or evaluate, bid for and purchase a greater number of properties or prospects than our financial or personnel resources will permit. In the past, the oil and natural gas industry has experienced shortages of drilling rigs, equipment, pipe and personnel, which has delayed development drilling and other exploration activities and has caused significant price increases. In the event of such shortages, larger competitors may have an advantage in obtaining drilling rigs and equipment. We are unable to predict when, or if, such shortages may again occur or how they would affect our exploration and development program. Competition is also strong for attractive oil and natural gas producing properties, undeveloped leases and drilling rights, and we cannot assure you that we will be able to compete successfully. Many large oil companies have been actively marketing some of their existing producing properties for sale to independent producers. We cannot assure you that we will be successful in acquiring any of these properties.

We may have claims asserted against us to plug and abandon wells and restore the surface.

      In most instances, oil and gas lessees are required to plug and abandon wells that have no further utility and to restore the surface. We are often required to obtain bonds to secure these obligations. In instances where we purchase or sell oil and gas properties, the parties to the transaction routinely include an agreement as to who will be responsible for plugging and abandoning any wells on the property and for restoring the surface. In those cases, we may be required to obtain new bonds or may release old bonds regarding our plugging and abandonment exposure based on the terms of the purchase and sale agreement. However, if a subsequent owner or party to the purchase and sale agreement defaults on its obligations to plug and abandon a well or restore the surface and otherwise fails to obtain a bond to secure the obligation, the landowner or in some cases the applicable state or federal regulatory authority, may assert that we are obligated to plug the well as a prior owner of the property. In other instances, we may receive a demand as a current owner of the property to plug and abandon certain wells in the field and to restore the surface although we are still actively developing the field.

      Mission has been notified of such claims from certain parties and landowners and from the State of Louisiana. For the year 2003, we have recognized costs of approximately $252,000 for the abandonment and cleanup of the Bayou Ferblanc field and approximately $379,000 for the proposed settlement of abandonment issues at the West Lake Pontchartrain field. Approximately $161,000 in costs related to Bayou Ferblanc were recognized in 2002. At this time, it is not possible to determine the amount of potential exposure that we may have for any other claims. Although there can be no assurances, we do not presently believe these claims would have a material adverse effect on our financial condition or operations.

      In 1993 and 1996 we entered into agreements with surety companies and, at that time, affiliated companies Torch Energy Advisors Incorporated and Nuevo Energy Company whereby the surety companies agreed to issue such bonds to Mission, Torch and Nuevo. As part of these agreements, Mission, Torch, and Nuevo agreed to be jointly and severally liable to the surety company for any liabilities arising under any bonds issued to Mission, Torch and Nuevo. Torch currently has no bonds outstanding pursuant to these agreements and Nuevo has issued approximately $35 million of bonds. We have notified the sureties that we will not be responsible for any new bonds issued to Torch or Nuevo. However, the sureties are permitted under these agreements to seek reimbursement from us, as well as from Torch and Nuevo, if the surety makes any payments under the bonds previously issued to Torch and Nuevo. On May 17, 2004, Plains Exploration and Production Company announced that it had completed the acquisition of Nuevo effective May 14, 2004.

Compliance with environmental and other government regulations is costly and could negatively impact production.

      Our operations are subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. For a discussion of material regulations applicable to us, see “Regulation — Federal Regulations,” “— State Regulations” and “— Environmental Regulations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. These laws and regulations:

•	require the acquisition of a permit before drilling commences;

•	restrict the types, quantities and concentration of various substances that can be released into the environment in connection with drilling and production activities;

•	limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas;

•	require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells; and

•	impose substantial liabilities for pollution resulting from our operations.

      The recent trend toward stricter standards in environmental legislation and regulation is likely to continue. The enactment of stricter legislation or the adoption of stricter regulations could have a significant impact on our operating costs, as well as on the oil and gas industry in general.

      The Oil Pollution Act of 1990 imposes a variety of regulations on “responsible parties” related to the prevention of oil spills. The implementation of new, or the modification of existing, environmental laws or regulations, including regulations promulgated pursuant to the Oil Pollution Act of 1990, could have a material adverse impact on us.

Risks Relating to Our Ongoing Operations

The loss of key personnel could adversely affect our ability to operate.

      Our operations are dependent upon a relatively small group of key management and technical personnel, including Robert L. Cavnar, our Chairman, Chief Executive Officer and President, Richard W. Piacenti, our Executive Vice President and Chief Financial Officer, John L. Eells, our Senior Vice President — Exploration and Geoscience, Joseph G. Nicknish, our Senior Vice President — Operations and Engineering, and Marshall L. Munsell, our Senior Vice President — Land and Land Administration. We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. The unexpected loss of the services of one or more of these individuals could have a detrimental effect on our operations.

The oil and gas business involves many operating risks that can cause substantial losses.

      Our operations are subject to risks inherent in the oil and gas industry, such as

•	unexpected drilling conditions, such as blowouts, cratering and explosions;

•	uncontrollable flows of oil, gas or well fluids;

•	equipment failures, fires, earthquakes, hurricanes or accidents; and

•	pollution and other environmental risks.

      These risks could result in substantial losses to us due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations. Moreover, a portion of our operations are offshore and therefore are subject to a variety of operating risks that occur in the marine environment, such as hurricanes or other adverse weather conditions, and to more extensive governmental regulation, including regulations that may, in certain circumstances, impose strict liability for pollution damage, and to interruption or termination of operations by governmental authorities based on environmental or other considerations.

We cannot control the development of the properties we own but do not operate.

      As of December 31, 2003, we do not operate wells that represent approximately 65% of the present value of estimated future net revenues of our proved reserves. As a result, the success and timing of our drilling and development activities on those properties depend upon a number of factors outside our control, including

•	the timing and amount of capital expenditures;

•	the operators’ expertise and financial resources;

•	the approval of other participants in drilling wells; and

•	the selection of suitable technology.

      If drilling and development activities are not conducted on these properties, we may not be able to increase our production or offset normal production declines.

Losses and liabilities from uninsured or underinsured drilling and operating activities could have a material adverse effect on our financial condition and operations.

      Our operations could result in a liability for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. We could also be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could have a material adverse effect on our financial condition and results of operations. We maintain insurance coverage for our operations, including limited coverage for sudden environmental damages, but do not believe that insurance coverage for all environmental damages that occur over time is available at a reasonable cost. Moreover, we do not believe that insurance coverage for the full potential liability that could be caused by sudden environmental damages is available at a reasonable cost. Accordingly, we may be subject to liability or the loss of substantial portions of our properties in the event of certain environmental damages.

Risks Related to Our Common Stock Outstanding

Our stock price is volatile, which could cause you to lose part or all of your investment.

      The stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. In particular, the market price of our common stock, like that of the securities of other energy companies, has been and may be highly volatile. Information regarding the trading price of our common stock is included in Item 5 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. Factors such as announcements concerning changes in prices of oil and natural gas, the success of our exploration and development drilling program, the availability of capital, and economic and other external factors, as well as period-to-period fluctuations and financial results, may have a significant effect on the market price of our common stock.

The lack of trading could adversely affect the prevailing market for our common stock.

      Historically, there has been limited trading volume with respect to our common stock. In addition, we cannot assure you that there will continue to be a trading market or that any securities research analysts will provide research coverage with respect to our common stock. It is possible that such factors will adversely affect the market for our common stock.

Issuance of shares in connection with financing transactions or under stock incentive plans will dilute current stockholders.

      If we raise additional funds by issuing shares of common stock, or securities convertible into or exchangeable or exercisable for common stock, or if we enter into additional arrangements to issue common stock in exchange for outstanding debt obligations, further dilution to our existing stockholders will result. New investors could also have rights superior to existing stockholders. Pursuant to our stock incentive plans, our management is authorized to grant stock awards to our employees, directors and consultants. You will incur dilution upon exercise or vesting of any outstanding stock awards.

The number of shares of our common stock eligible for future sale could adversely affect the market price of our stock.

      The issuance of a significant number of shares of common stock upon the exercise of stock options, or the availability for sale or sale of a substantial number of the shares of common stock eligible for future sale under effective registration statements, Rule 144 or otherwise, could adversely affect the market price of the common stock. We have reserved approximately 6.8 million shares of common stock for issuance under outstanding options, all of which are registered for resale on currently effective registration statements. In addition, we have registered the resale of 16.75 million shares of common stock that were issued in exchange for $40 million of our 10 7/8% senior subordinated notes due 2007, and 312,000 shares of common stock issued in connection with the offering of our 9 7/8% senior notes.

We have not and do not expect in the near future to pay dividends.

      We have never declared or paid any cash dividends on our common stock and have no intention to do so in the near future. The restrictions on our present or future ability to pay dividends are included in the provisions of the Delaware General Corporation Law and in certain restrictive provisions in the indentures executed in connection with our 9 7/8% senior notes due 2011. In addition, our new senior secured revolving credit facility and our new second lien term loan contain provisions that may have the effect of limiting or prohibiting the payment of dividends.

Our certificate of incorporation, bylaws, rights plan and Delaware law have provisions that discourage corporate takeovers and could prevent stockholders from realizing a premium on their investment.

      Certain provisions of our certificate of incorporation, bylaws and rights plan and the provisions of the Delaware General Corporation Law may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. Our certificate of incorporation authorizes our board of directors to issue preferred stock without stockholder approval and to set the rights, preferences and other designations, including voting rights of those shares, as the board may determine. Additional provisions include restrictions on business combinations and on stockholder action by written consent. We are also subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder. These provisions, alone or in combination with each other and with the rights plan described below, may discourage transactions involving actual or potential changes of control, including transactions that otherwise could involve payment of a premium over prevailing market prices to stockholders for their common stock.

      In September 1997, our board of directors adopted a rights plan, pursuant to which uncertificated stock purchase rights were distributed to our stockholders at a rate of one right for each share of common stock held of record as of September 26, 1997. The rights plan is designed to enhance the board’s ability to prevent an acquirer from depriving stockholders of the long-term value of their investment and to protect stockholders against attempts to acquire us by means of unfair or abusive takeover tactics. However, the existence of the rights plan may impede a takeover not supported by our board, including a takeover that may be desired by a majority of our stockholders or involving a premium over the prevailing stock price.

USE OF PROCEEDS

      Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include capital expenditures, working capital, repayment or refinancing of indebtedness, acquisitions, and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DILUTION

      Our net tangible book value at June 30, 2004 was $2.43 per share of common stock. Net tangible book value per share of common stock is determined by dividing our tangible net worth, which is tangible assets less liabilities, by the total number of shares of our common stock outstanding. If we offer shares of our common stock, purchasers of our common stock in that offering may experience immediate dilution in net tangible book value per share. The prospectus supplement relating to an offering of shares of our common stock will set forth the information regarding any dilutive effect of that offering.

RATIO OF EARNINGS TO FIXED CHARGES

      Our consolidated ratio of earnings to fixed charges for each of the periods indicated are as follows:

						Six
						Months
						Ended
	Year Ended December 31,					June 30,

	1999	2000	2001(1)	2002(1)	2003	2003	2004(2)

Ratio of earnings to fixed charges	1.5	2.3	—	—	1.2	2.1	—

(1)	During the years ended December 31, 2001 and 2002, earnings were insufficient to cover fixed charges by $12.0 million and $33.4 million, respectively.

(2)	During the six months ended June 30, 2004, earnings were insufficient to cover fixed charges by $1.2 million.

      The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings from continuing operations before income taxes and impairments plus fixed charges) by fixed charges (interest expense and the estimated interest component of rental expense).

DESCRIPTION OF DEBT SECURITIES

      Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series:

•	in the case of senior debt securities, under a senior indenture to be entered into among us, the guarantors of those securities, if any, and a trustee we will identify in a prospectus supplement; and

•	in the case of subordinated debt securities, under a subordinated indenture to be entered into among us, the guarantors of those securities, if any, and a trustee we will identify in a prospectus supplement.

      Both the senior indenture and the subordinated indenture will be substantially in the form included as exhibits to the registration statement of which this prospectus is a part.

      Because the following is only a summary of the indentures and the debt securities, it does not contain all information that you may find useful. For further information about the indentures and the debt securities, we urge you to read the indentures, the forms of securities, the applicable prospectus supplements and the applicable supplemental indentures.

      As used in this section of the prospectus and under the captions “Description of Capital Stock,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Purchase Contracts,” and “Description of Units,” the terms “we,” “us” and “our” mean Mission Resources Corporation only, and not the subsidiaries of Mission Resources Corporation. Capitalized terms not otherwise defined in this Description of Debt Securities have the meanings given to them in the indentures.

      Unless otherwise specified in a prospectus supplement, any debt securities we offer will be our direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities, either of which may be issued in registered or global form. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinated in right of payment to certain of our senior debt. In general, this means that if we declare bankruptcy, holders of the senior debt securities and certain other senior debt will be paid in full before the holders of subordinated debt securities will receive any payment on their securities. The debt securities may be fully and unconditionally guaranteed by some or all of our subsidiaries.

      We conduct some of our operations through our subsidiaries. Consequently, our ability to repay our obligations, including our obligation to pay interest on the debt securities, to repay the principal amount of the debt securities at maturity or upon redemption, or to buy back the securities, depends to a certain extent upon our ability to receive cash flow from our subsidiaries. That is, we will depend upon our subsidiaries’ earnings and their distributing those earnings to us, and upon our subsidiaries repaying investments and advances we have made to them to meet our obligations under the debt securities and our other obligations. Our subsidiaries are separate and distinct legal entities and, except to the extent our subsidiaries guarantee the debt securities, have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so.

      Generally, the debt securities will be effectively subordinated to all existing and future secured indebtedness of our subsidiaries and us and to all existing and future indebtedness of all non-guarantor subsidiaries. This means that our rights and the rights of our creditors, including the holders of our debt securities, to receive any of the cash or other assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the superior claims of creditors of the subsidiary, except to the extent that we or our creditors may be recognized as creditors of the subsidiary. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will also depend upon their operating results and will be subject to applicable laws and contractual restrictions. Unless otherwise specified in an applicable prospectus supplement, the indentures do not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

      The indentures do not limit the aggregate principal amount of debt securities that can be issued. The debt securities may be issued in one or more series as we may authorize from time to time. A prospectus supplement and a supplemental indenture relating to the offering of a particular series of debt securities will set forth the specific terms of the offered debt securities.

      These terms will include some or all of the following:

•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	in the case of discount debt securities, the rate of accretion of principal, which may be fixed or variable, or the method of determining such rate, and the date or dates from which principal will accrete or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the indenture relating to legal defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange (or upon which we may require the holders to convert or exchange) the debt securities into or for common stock, preferred stock or other securities or property of ours or of another Person (or upon which such debt securities shall automatically convert or be exchanged into or for such other securities or property);

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depository for global or certificated debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•	the collateral, if any, securing such debt securities, and the guarantors, if any, who will guarantee such debt securities, or the methods of determining such collateral, if any, and such guarantors, if any;

•	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount;

•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.

      Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully-registered form without coupons.

      Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

      The prospectus relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any Senior Debt on the terms set forth below:

      Under the subordinated indenture, “Senior Debt” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us (including all mandatory obligations under repurchase agreements for the payment of the repurchase price for the securities purchased pursuant thereto);

•	any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

•	all of our obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

      However, Senior Debt does not include:

•	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

•	any of our indebtedness in respect of the subordinated debt securities;

•	any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

•	any of our indebtedness to any subsidiary; and

•	any liability for federal, state, local or other taxes owed or owing by us.

      Senior Debt shall continue to be Senior Debt and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Debt.

      If we default in the payment of any principal of (or premium, if any) or interest on any Senior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise but excluding payments in Junior Securities) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

      In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

      If any of the following events occur, we will pay in full all Senior Debt before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of Mission Resources Corporation (or relating to our property), whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by us for the benefit of creditors; or

•	any other marshaling of our assets or liabilities.

      In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the Senior Debt has been paid in full (other than permitted payments in Junior Securities), such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full.

      The subordinated indenture does not limit the issuance of additional Senior Debt.

Consolidation, Merger, Sale of Assets and Other Transactions

      We may not merge with or into or consolidate with another entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other entity other than a direct or indirect wholly owned subsidiary of ours, and no entity may merge with or into or consolidate with us or, except for any direct or indirect wholly owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

•	we are the surviving corporation or the entity formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all of our obligations under the applicable indenture;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

Events of Default, Notice and Waiver

      Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the indentures with respect to each series of debt securities:

•	our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•	our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of Mission Resources Corporation; and

•	any other Event of Default provided with respect to securities of that series.

      If an Event of Default with respect to any debt securities of any series outstanding under an indenture shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately.

      However, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Please read the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

      Any past default under either indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

      The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

      The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

      No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless:

•	an Event of Default has occurred and the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable indenture;

•	the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee shall not have instituted such action within 60 days of such request; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

      We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

      We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

      We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we have paid all other sums payable under the applicable indenture.

      If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“legal defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

      We may exercise our legal defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

      Under each indenture, we and the applicable trustee may supplement the indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, each indenture requires the consent of each holder of debt securities that would be affected by any modification which would:

•	change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	modify any of the above provisions.

      Each indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indenture.

Payment and Paying Agent

      Unless otherwise indicated in the applicable prospectus supplement:

      Payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

      Principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

      A paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

      All monies paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

      Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC or one of its participants and transfers of beneficial interests will only be effected through DTC’s or such participant’s records.

      A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act of 1934 and no successor depositary has been appointed for 90 days; or

•	we determine in our sole discretion, that the global security shall be exchangeable.

      If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the applicable indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

      Each indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Trustee

      The Bank of New York will be the trustee under the senior debt securities indenture. The Bank of New York or another trustee may be appointed trustee under the subordinated debt securities indenture.

Conversion or Exchange Rights

      The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

      The following is a summary description of the material terms of our capital stock. This summary is not intended to be complete. The terms of our capital stock must comply with the provisions of our certificate of incorporation and bylaws as well as the Delaware General Corporation Law.

      Our authorized capital is 65,000,000 shares, of which 60,000,000 are shares of common stock, par value $0.01 per share, and 5,000,000 are shares of preferred stock, par value $0.01 per share.

Common Stock

      As of September 15, 2004, 40,736,304 shares of common stock were issued and outstanding, 389,323 shares of common stock were held as treasury shares, and 438,668, 3,900,000 and 2,500,000 shares of common stock were reserved for issuance under our 1994 Stock Incentive Plan, 1996

Stock Incentive Plan and 2004 Incentive Plan, respectively, pursuant to which options for the purchase of 438,668, 3,506,666 and 2,066,000 shares of common stock were outstanding, respectively.

      Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of stockholders. Such holders do not have the right to cumulate their votes in the election of directors. Holders of our common stock have no redemption or conversion rights and no preemptive or other rights to subscribe for our securities. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share equally and ratably in all of the assets remaining, if any, after satisfaction of all our debts and liabilities, and of the preferential rights of any series of preferred stock then outstanding. The outstanding shares of common stock are validly issued, fully paid and nonassessable. Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor.

Preferred Stock

      As of September 15, 2004, there were no shares of our preferred stock outstanding. Our board of directors has the authority to divide the preferred stock into one or more series and to fix and determine the relative rights and preferences of the shares of each such series, including dividend rates, terms of redemption, sinking funds, conversion rights, voting powers and the amount payable in the event of our voluntary liquidation or dissolution or in the event of the winding up of our affairs.

Delaware Anti-Takeover Law

      We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This statute prevents Delaware corporations like us from engaging, under certain circumstances, in a business combination, which includes a merger or sale of more than 10% of the corporation’s assets, with any interested stockholder, or a stockholder who owns 15% or more of the corporation’s outstanding voting stock, as well as affiliates and associates of any such persons, for three years following the date that such stockholder became an “interested stockholder” unless:

•	the transaction in which such stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained such status;

•	upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and, under certain circumstances, shares held in employee stock plans; or

•	the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

      Under some circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed under Section 203. Our certificate of incorporation does not exclude it from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approves, prior to the date on which a stockholder becomes an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

Provisions of Our Certificate of Incorporation and Bylaws

      The summary below describes provisions of our certificate of incorporation and bylaws. The provisions of our certificate of incorporation and bylaws discussed below may have the effect, either alone or in combination with the provisions of Section 203 discussed above, of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt that is opposed by our board of directors but that you might consider to be in your best interest.

Number of Directors; Filling Vacancies; Removal

      Our bylaws provide that the number of directors will be fixed from time to time by a resolution adopted by the board of directors or by the stockholders at an annual meeting; provided that the number so fixed shall not be more than nine nor less than three directors. Our bylaws also provide that any vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum. Accordingly, absent an amendment to the certificate of incorporation, our board of directors could prevent a minority stockholder from enlarging the board of directors and filling the new directorships with such stockholder’s own nominees.

      Our bylaws also provide that directors may be removed, with or without cause, by the holders of a majority of our shares entitled to vote on the election of directors.

No Stockholder Action by Written Consent; Special Meetings

      Our certificate of incorporation and bylaws provide that stockholder action can be taken only at an annual or special meeting of stockholders and stockholder action by written consent in lieu of a meeting may only be taken if such consent is unanimous. Special meetings of stockholders may be called by our board of directors by a resolution adopted by a majority of the members of the board of directors or by the chairman of the board. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting under the notice of meeting given by us.

      The provisions of our certificate of incorporation prohibiting stockholder action by written consent unless such consent is unanimous and permitting special meetings to be called only by the chairman of the board, or at the request of a majority of the members of the board of directors, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting. The provisions would also prevent the holders of a majority of our voting stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder could not force stockholder consideration of a proposal over the opposition of the chairman of the board or a majority of the members of the board of directors by calling a special meeting of stockholders prior to the time such parties believe such consideration to be appropriate.

Advance Notice Provisions for Stockholder Nominations

      Our bylaws establish an advance notice procedure for stockholders to nominate candidates for election as directors. The procedure provides that only persons who are nominated by a stockholder who has given timely notice containing specified information to our corporate secretary prior to the meeting at which directors are to be elected, will be eligible for election as our directors. For notice of stockholder nominations to be timely, the notice must be received by our corporate secretary not less than 90 days in advance of the meeting.

      By requiring advance notice of nominations by stockholders, the procedure will afford our board of directors an opportunity to consider the qualifications of the proposed nominees and, to the extent considered necessary or desirable by the board of directors, to inform stockholders about such qualifications.

      Although our bylaws do not give the board of directors any power to approve or disapprove stockholder nominations for the election of directors, they may have the effect of precluding a contest for the election of directors if the proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors, without regard to whether consideration of such nominees might be harmful or beneficial to us and our stockholders.

Limitations on Liability and Indemnification of Officers and Directors

      Our certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our certificate of incorporation and bylaws provide that we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures. Such provisions may have the effect of preventing changes in our management.

Rights Plan

      Under our rights plan, each share of common stock outstanding on September 26, 1997 has “attached to it” one preferred stock purchase right. Each right entitles the holder to purchase from us, one-hundredth of a share of our series A preferred stock for $50.00, subject to adjustment. The rights expire on September 26, 2007, unless earlier redeemed or exchanged.

      The rights separate from our common stock upon the earlier of the following:

•	ten days following the public announcement that a person, who is referred to as an acquiring person, has acquired or obtained the right to acquire the beneficial ownership of 15% or more of the outstanding shares of our common stock, or

•	ten days, or such later date as may be determined by action of our board of directors following the commencement of, or the announcement of an intention to make, a tender offer or exchange offer that would result in a person beneficially owing 15% or more of such outstanding shares of our common stock.

      If we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power is sold, each right holder will have the right to receive upon payment of the exercise price shares of common stock or cash of the surviving corporation or purchaser, respectively, with an aggregate market value equal to two times the exercise price of $50.00. If any person or group of affiliated or associated persons becomes an acquiring person, each holder of a right will have the right to receive upon payment of the exercise price a number of shares of our common stock or, under certain circumstances, cash, other equity securities or property of us, having a market value of two times the exercise price of the right. This right is not extended to the rights beneficially owned by an acquiring person or any transferee, and those rights become void.

      Prior to the close of business on the tenth day after the person or group has become an acquiring person, or the expiration of the rights, we may redeem the rights at a price of $0.01 per right, after which the right to exercise the rights will immediately terminate and the only right of the holders of rights will be to receive the redemption price.

Listing

      Our common stock is listed for quotation on The Nasdaq National Market System under the symbol “MSSN.”

Transfer Agent and Registrar

      American Stock Transfer & Trust Company is transfer agent and registrar for our common stock.

DESCRIPTION OF DEPOSITARY SHARES

General

      We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us as the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of preferred stock underlying such depositary share, to all the rights and preferences of the preferred stock underlying such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

      The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

      Unless otherwise specified in this prospectus supplement, a holder of depositary shares is not entitled to receive the shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

      The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date.

      In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto or the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Depositary Shares

      If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by another equitable method as may be determined by us.

      After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds deposited by us with the depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date such funds are so deposited.

Voting

      Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.

Amendment of the Depositary Agreement

      The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary, provided, however, that any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding.

Charges of Depositary

      We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any exchange or redemption of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

      We, or at our option, the depositary, will forward to the holders of depositary shares all reports and communications from us which we are required to furnish to the holders of preferred stock.

      Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our duties thereunder and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

      The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary will be appointed by us within 60 days after delivery of the notice of resignation or removal. The deposit agreement may be terminated at our direction or by the depositary if a period of 90 days has expired after the depositary has delivered to us written notice of its election to resign and a successor depositary has not been appointed. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver preferred stock certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary shall deliver all books, records, certificates evidencing preferred stock, depositary receipts and other documents relating to the subject matter of the depositary agreement to us.

DESCRIPTION OF WARRANTS

      We may issue warrants to purchase debt securities, preferred stock, common stock, depositary shares, purchase contracts or units. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that we will name in the prospectus supplement. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

General

      If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:

•	the offering price;

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the dates or periods during which the warrants can be exercised;

•	whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

•	any special tax implications of the warrants or their exercise;

•	any antidilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants; and

•	any other terms of the warrants.

Transfers and Exchanges

      A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying securities.

Exercise

      Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date.

      After this time, unless we have extended the expiration date, the unexercised warrants will be void.

      Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement, holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:

•	warrant certificates properly completed; and

•	payment of the exercise price.

      As soon as practicable after the delivery, we will issue and deliver to the indicated holder the securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

No Rights of Security Holder Prior to Exercise

      Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

•	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Enforceability of Rights by Holders of Warrants

      Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.

Title

      We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

DESCRIPTION OF PURCHASE CONTRACTS

      We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a specified number, or amount, of securities at a future date or dates. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security covered by this prospectus, U.S. Treasury security or other U.S. government or agency obligation. The holder of the unit may be required to pledge the debt, preferred security, U.S. Treasury security or other U.S. government or agency obligation to secure its obligations under the purchase contract.

      If purchase contracts are offered, the prospectus supplement will specify the material terms of the purchase contracts, the units and any applicable pledge or depository arrangements, including one or more of the following:

•	the stated amount that a holder will be obligated to pay under the purchase contract in order to purchase the underlying security;

•	the settlement date or dates on which the holder will be obligated to purchase the underlying security and whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which any early settlement would occur;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•	the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number, or amount, of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract;

•	whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security with an aggregate principal amount or liquidation amount equal to the stated amount;

•	the type of security, if any, that is pledged by the holder to secure its obligations under a purchase contract;

•	the terms of the pledge arrangement relating to the security, including the terms on which distributions or payments of interest and principal on the security will be retained by a collateral agent, delivered to us or be distributed to the holder; and

•	the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

DESCRIPTION OF UNITS

      As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, debt securities, purchase contracts, or any combination of such securities, including guarantees of any securities. The applicable prospectus supplement will describe:

•	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

•	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

GLOBAL SECURITIES

      We may issue the debt securities, warrants, purchase contracts and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

      The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

      Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as “participants” or persons that may hold interests through such participants.

      Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by the global security beneficially owned by the participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities.

      Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

      So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for the global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

      Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase contracts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      We expect that the depositary for any securities represented by a global security, or its nominee, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

      If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

PLAN OF DISTRIBUTION

      We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may use these methods in any combination.

By Underwriters

      We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account.

•	We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.

•	The underwriters will use this prospectus and the prospectus supplement to sell our securities.

      We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

•	to purchase from us up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or

•	to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.

      The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security.

      The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

By Dealers

      We may use a dealer to sell our securities.

•	If we use a dealer, we, as principal, will sell our securities to the dealer.

•	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

By Agents

      We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.

•	Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

By Delayed Delivery Contracts

      We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

•	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

      We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

General Information

      Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

      Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

      Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

      Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

      Certain legal matters in connection with the securities offered hereby will be passed on for us by Porter & Hedges, L.L.P., Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

      The consolidated financial statements of Mission Resources Corporation as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report incorporated by reference herein contains an explanatory paragraph regarding the Company’s adoption of Statement of Financial Accounting Standards (SFAS) No. 143, “Accounting for Asset Retirement Obligations” effective January 1, 2003, SFAS No. 142, “Goodwill and Other Intangible Assets” effective January 1, 2002, and SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” effective January 1, 2001.

      Information with respect to the oil and gas reserves associated with Mission Resources Corporation’s oil and gas properties is derived from the reports of Ryder Scott Company, L.P., Netherland Sewell & Associates, Inc. and T.J. Smith & Company, Inc., independent consulting petroleum engineers, and has been incorporated by reference herein upon the authority of said firms as experts with respect to the matters covered by such reports and in giving such reports.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

      The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$19,005.00
Blue sky and similar fees and expenses	$5,000.00
Transfer Agent and Registrar fees	$1,000.00
Accounting fees and expenses	$20,000.00
Legal fees and expenses	$75,000.00
Printing and engraving expenses	$10,000.00
Miscellaneous	$5,000.00

Total	$135,005.00

Item 15.	Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of Delaware, commonly referred to as the DGCL, permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

      In an action brought to obtain a judgment in the corporation’s favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys’ fees).

      The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, (ii) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders.

      As permitted by the DGCL, our bylaws provide that we will indemnify our directors, officers, employees and agents against certain liabilities that they may incur in their capacities as directors, officers, employees and agents. Furthermore, our certificate of incorporation indemnifies our directors, officers, employees, and agents to the maximum extent permitted by the DGCL. We have also entered into indemnification agreements with our officers and directors providing for indemnification to the maximum extent permitted under the DGCL. We have director and officer liability insurance policies that provide coverage of up to $15.0 million.

Item 16.	Exhibits.

Exhibit
Number		Description of Exhibit

1	.1(1)	Form of Underwriting Agreement.
4.1		Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on March 31, 2003).
4.2
Rights Agreement between the Company and American Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on September 19, 1997).

4.3
Amendment to Rights Agreement dated as of December 17, 2003, by and between Mission Resources Corporation and American Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 18, 2003).

4.4
Amendment to Rights Agreement dated as of February 25, 2004, by and between Mission Resources Corporation and American Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 26, 2004).

4.5
Amendment to Rights Agreement dated as of March 15, 2004, by and between Mission Resources Corporation and American Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 16, 2004).

4.6
Indenture dated as of April 8, 2004 among the Company, the Guarantors named therein and the Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K/A filed on April 15, 2004).

4.7
Registration Rights Agreement dated as of December 17, 2003, by and among Mission Resources Corporation and FTVIPT — Franklin Income Securities Fund and Franklin Custodian Funds — Income Series (incorporated herein by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on December 18, 2003).

4.8
Registration Rights Agreement dated as of February 25, 2004, by and between Mission Resources Corporation and Stellar Funding, Ltd. (incorporated herein by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on February 26, 2004).

4.9
Registration Rights Agreement dated as of March 15, 2004, by and between Mission Resources Corporation and Harbert Distressed Investment Master Fund, Ltd. (incorporated herein by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on March 16, 2004).

4	.10(2)	Form of Senior Indenture.
4	.11(2)	Form of Subordinated Indenture.
4	.12(1)	Form of Senior Debt Security.
4	.13(1)	Form of Subordinated Debt Security.
4	.14(1)	Form of Warrant Agreement, including form of Warrant.
4	.15(1)	Form of Purchase Contract.
4	.16(1)	Form of Unit Agreement.
4	.17(1)	Form of Pledge Agreement.
4	.18(1)	Form of Deposit Agreement.
4	.19(1)	Form of Depositary Share.
4	.20(1)	Form of Guarantee.

Exhibit
Number		Description of Exhibit

5	.1(2)	Opinion of Porter & Hedges, L.L.P. with respect to legality of the securities, including consent.
12	.1(2)	Statement showing computation of ratios of earnings to fixed charges.
23	.1(2)	Consent of KPMG LLP.
23	.2(2)	Consent of Netherland Sewell & Associates, Inc.
23	.3(2)	Consent of Ryder Scott Company, L.P.
23	.4(2)	Consent of T.J. Smith & Company, Inc.
23.5		Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).
24.1		Power of Attorney (contained in signature page).
25	.1(2)	Statement of Eligibility on Form T-1 of The Bank of New York.

(1)	Mission will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, depositary shares, warrants, purchase contracts or units, (iii) any additional required opinion of counsel to Mission as to the legality of the securities offered hereby or (iv) any required opinion of counsel to Mission as to certain tax matters relative to securities offered hereby.

(2)	Filed herewith.

Item 17.	Undertakings.

      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 24th day of September, 2004.

MISSION RESOURCES CORPORATION

By:	/s/ ROBERT L. CAVNAR

Robert L. Cavnar
Chairman of the Board, Chief Executive
Officer and President

POWER OF ATTORNEY AND SIGNATURES

      We the undersigned officers and directors of Mission Resources Corporation, hereby, severally constitute and appoint Robert L. Cavnar, Richard W. Piacenti, and Ann Kaesermann, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Mission Resources Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT L. CAVNAR Robert L. Cavnar	Chairman of the Board, Chief Executive Officer President and Director (Principal Executive Officer)	September 24, 2004

/s/ RICHARD W. PIACENTI Richard W. Piacenti	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 24, 2004

/s/ ANN KAESERMANN Ann Kaesermann	Vice President — Accounting and Investor Relations, and Chief Accounting Officer (Principal Accounting Officer)	September 24, 2004

David A.B. Brown	Director

Signature	Title	Date

/s/ JOSEPH N. JAGGERS Joseph N. Jaggers	Director	September 24, 2004

/s/ ROBERT R. ROONEY Robert R. Rooney	Director	September 24, 2004

/s/ HERBERT C. WILLIAMSON, III Herbert C. Williamson, III	Director	September 24, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 24th day of September, 2004.

BLACK HAWK OIL COMPANY

By:	/s/ ROBERT L. CAVNAR

Robert L. Cavnar
Chairman of the Board, Chief Executive
Officer and President

POWER OF ATTORNEY AND SIGNATURES

      We the undersigned officers and directors of Black Hawk Oil Company, hereby, severally constitute and appoint Robert L. Cavnar, Richard W. Piacenti, and Ann Kaesermann, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Black Hawk Oil Company to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT L. CAVNAR Robert L. Cavnar	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	September 24, 2004

/s/ RICHARD W. PIACENTI Richard W. Piacenti	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	September 24, 2004

/s/ JOSEPH G. NICKNISH Joseph G. Nicknish	Senior Vice President — Operations and Engineering and Director	September 24, 2004

/s/ ANN KAESERMANN Ann Kaesermann	Vice President — Accounting and Investor Relations, and Chief Accounting Officer (Principal Accounting Officer)	September 24, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 24th day of September, 2004.

MISSION HOLDINGS LLC

By:	/s/ ROBERT L. CAVNAR

Robert L. Cavnar
Manager

POWER OF ATTORNEY AND SIGNATURES

      We the undersigned managers of Mission Holdings LLC, hereby, severally constitute and appoint Robert L. Cavnar, Richard W. Piacenti and Ann Kaesermann, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as managers to enable Mission Holdings LLC to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT L. CAVNAR Robert L. Cavnar	Manager	September 24, 2004

/s/ RICHARD W. PIACENTI Richard W. Piacenti	Manager	September 24, 2004

/s/ VICTORIA L. GARRETT Victoria L. Garrett	Manager	September 24, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 24th day of September, 2004.

MISSION E&P LIMITED PARTNERSHIP

By:	BLACK HAWK OIL COMPANY, its sole general partner

By:	/s/ ROBERT L. CAVNAR

Robert L. Cavnar
Chairman of the Board, Chief Executive
Officer and President

POWER OF ATTORNEY AND SIGNATURES

      We the undersigned officers and directors of Black Hawk Oil Company, the general partner of Mission E&P Limited Partnership, hereby, severally constitute and appoint Robert L. Cavnar, Richard W. Piacenti, and Ann Kaesermann, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors of Black Hawk Oil Company, the general partner of Mission E&P Limited Partnership, to enable Mission E&P Limited Partnership to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT L. CAVNAR Robert L. Cavnar	Chairman of the Board, Chief Executive Officer, President and Director of Black Hawk Oil Company (Principal Executive Officer)	September 24, 2004

/s/ RICHARD W. PIACENTI Richard W. Piacenti	Executive Vice President, Chief Financial Officer and Director of Black Hawk Oil Company (Principal Financial Officer)	September 24, 2004

Signature	Title	Date

/s/ JOSEPH G. NICKNISH Joseph G. Nicknish	Senior Vice President — Operations and Engineering and Director of Black Hawk Oil Company	September 24, 2004

/s/ ANN KAESERMANN Ann Kaesermann	Vice President — Accounting and Investor Relations, and Chief Accounting Officer of Black Hawk Oil Company (Principal Accounting Officer)	September 24, 2004

EXHIBIT INDEX

Exhibit
Number		Description of Exhibit

1	.1(1)	Form of Underwriting Agreement.
4.1		Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on March 31, 2003).
4.2		Rights Agreement between the Company and American Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on September 19, 1997).
4.3		Amendment to Rights Agreement dated as of December 17, 2003, by and between Mission Resources Corporation and American Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 18, 2003).
4.4		Amendment to Rights Agreement dated as of February 25, 2004, by and between Mission Resources Corporation and American Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 26, 2004).
4.5		Amendment to Rights Agreement dated as of March 15, 2004, by and between Mission Resources Corporation and American Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 16, 2004).
4.6		Indenture dated as of April 8, 2004 among the Company, the Guarantors named therein and the Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K/ A filed on April 15, 2004).
4.7		Registration Rights Agreement dated as of December 17, 2003, by and among Mission Resources Corporation and FTVIPT — Franklin Income Securities Fund and Franklin Custodian Funds — Income Series (incorporated herein by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on December 18, 2003).
4.8		Registration Rights Agreement dated as of February 25, 2004, by and between Mission Resources Corporation and Stellar Funding, Ltd. (incorporated herein by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on February 26, 2004).
4.9		Registration Rights Agreement dated as of March 15, 2004, by and between Mission Resources Corporation and Harbert Distressed Investment Master Fund, Ltd. (incorporated herein by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on March 16, 2004).
4	.10(2)	Form of Senior Indenture.
4	.11(2)	Form of Subordinated Indenture.
4	.12(1)	Form of Senior Debt Security.
4	.13(1)	Form of Subordinated Debt Security.
4	.14(1)	Form of Warrant Agreement, including form of Warrant.
4	.15(1)	Form of Purchase Contract.
4	.16(1)	Form of Unit Agreement.
4	.17(1)	Form of Pledge Agreement.
4	.18(1)	Form of Deposit Agreement.
4	.19(1)	Form of Depositary Share.
4	.20(1)	Form of Guarantee.
5	.1(2)	Opinion of Porter & Hedges, L.L.P. with respect to legality of the securities, including consent.
12	.1(2)	Statement showing computation of ratios of earnings to fixed charges.
23	.1(2)	Consent of KPMG LLP.
23	.2(2)	Consent of Netherland Sewell & Associates, Inc.
23	.3(2)	Consent of Ryder Scott Company, L.P.
23	.4(2)	Consent of T.J. Smith & Company, Inc.

Exhibit
Number		Description of Exhibit

23.5		Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).
24.1		Power of Attorney (contained in signature page).
25	.1(2)	Statement of Eligibility on Form T-1 of The Bank of New York.

(1)	Mission will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, depositary shares, warrants, purchase contracts or units, (iii) any additional required opinion of counsel to Mission as to the legality of the securities offered hereby, or (iv) any required opinion of counsel to Mission as to certain tax matters relative to securities offered hereby.

(2)	Filed herewith.